Exhibit 10.40

CEVA, INC.

EMPLOYMENT INDUCEMENT GRANT

NOTICE OF RESTRICTED AND PERFORMANCE STOCK UNIT AWARD –

FOR ISRAELI RESIDENT GRANTEE

Grantee’s Name: Amir Panush

You (the “Grantee”) have been granted Restricted Stock Units and Performance Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted and Performance Stock Unit Award For Israeli Resident Grantees (the “Notice”) and the Restricted and Performance Stock Unit Award Agreement (the “Award Agreement”) attached hereto. This Award is being granted to you as an “employment inducement award” under NASDAQ Listing Rule 5635 (c) (4), outside of the CEVA, Inc. 2011 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Israeli Sub-Plan of the Plan (the “Sub-Plan”). Notwithstanding that this Award is being granted outside of the Plan, except as expressly provided otherwise, the Award will be governed in a manner consistent with the terms and conditions of the Plan and the Sub-Plan. In the event of any inconsistency or contradiction between any of the terms of this Notice and the provisions of the Plan or the Sub-Plan, the terms and provisions of this Notice shall prevail. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Plan or the Sub-Plan.

Date of Award: February 17, 2023

Vesting Commencement Date: February 17, 2023

Total Number of Restricted, Short-Term Performance, and Long-Term Performance Stock Units Awarded (the “Units”): 14,541 (the “Time-Based Units”), 28,354 (the “short-term PSUs”), and 60,587 (the “long-term PSUs”)

Type of Award:	X	102 Capital Gains Track Option Award (with Trustee)

102 Ordinary Income Track Option Award (with Trustee)

102 Non Trustee Option Award

3(i) Option Award

Other ______________________________________________

Time-Based Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan, the Sub-Plan and the Award Agreement, the Time-Based Units will vest in accordance with the following schedule: 33.4% of the original number of Time-Based Units on the first anniversary of the Vesting Commencement Date, 33.3% of the original number of Time-Based Units on the second anniversary of the Vesting Commencement Date and the remaining 33.3% of the original number of Time-Based Units on the third anniversary of the Vesting Commencement Date.

Short-Term PSU Vesting Schedules:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan, the Sub-Plan and the Award Agreement, in each case as described below, the short-term PSUs shall vest as follows:

Relative TSR

25% of the short-term PSUs may be earned and vest based on the Company’s TSR compared to the TSR of the S&P Semiconductors Select Industry Index (the “S&P Relative TSR PSUs”) and another 25% of the short-term PSUs may be earned and vest based on the Company’s TSR compared to the TSR of the Russell 2000 Index (the “Russell Relative TSR PSUs") during the TSR Performance Period. If the S&P Semiconductors Select Industry Index is discontinued, a comparable index will be selected by the Board in good faith and used for purposes of determining the number of S&P Relative TSR PSUs earned. Similarly, if the Russell 2000 Index is discontinued, a comparable index will be selected by the Board in good faith and used for purposes of determining the number of Russell Relative TSR PSUs.

“TSR Performance Period” means the one-year period commencing on January 1, 2023 and ending on December 31, 2023.

“TSR” means the cumulative percentage change in stock price over the TSR Performance Period, with dividends paid during the TSR Performance Period being added to the stock price at the end of the TSR Performance Period. The price of an entity’s stock at the beginning of the TSR Performance Period will be the average closing stock price over the trading days in the 30 days immediately preceding the start of the TSR Performance Period, and the stock price at the end of the TSR Performance Period will be the average closing stock price over the trading days in the last 30 days of the TSR Performance Period.

The Board shall calculate TSR in its sole discretion and the Board’s determinations shall be final and binding.

The methodology for determining the number of S&P Relative TSR PSUs and Russell Relative TSR PSUs eligible to vest is described in Exhibit A.

2023 License, NRE and Related Revenue

50% of the short-term PSUs may be earned and vest based on the Company’s achievement of the 2023 license, NRE and related revenue amount in the budget approved by the Board (the “2023 License Revenue Target” and such short-term PSUs, the “License Revenue PSUs”). The Board shall determine achievement of 2023 License Revenue Target, in its sole discretion and the Board’s determinations shall be final and binding. The methodology for determining the number of License Revenue PSUs eligible to vest is described in Exhibit A.

The short-term PSUs will become eligible to vest only if and to the extent that the applicable performance goal is satisfied. In the event that the applicable performance goal has been satisfied, then the short-term PSUs will vest if and only to the extent that the applicable service-based vesting requirements are satisfied. Short-term PSUs that become eligible to vest based on satisfying the performance goal are referred to as “Earned S&P Relative TSR PSUs”, “Earned Russell Relative TSR PSUs” and “Earned License Revenue PSUs” (together, the “Earned PSUs”). In no event will (i) the Earned S&P Relative TSR PSUs exceed the Maximum S&P Relative TSR PSUs (as defined in Exhibit A), (ii) the Earned Russell S&P TSR PSUs exceed the Maximum Russell Relative TSR PSUs (as defined in Exhibit A), and (iii) the Earned License Revenue PSUs exceed the Maximum License Revenue PSUs (as defined in Exhibit A).

The Earned PSUs are subject to service-based vesting requirements that apply if and only after any short-term PSUs become Earned PSUs as follows: 33.4% of the Earned PSUs on the first anniversary of the Vesting Commencement Date, 33.3% of the Earned PSUs on the second anniversary of the Vesting Commencement Date and the remaining 33.3% of the Earned PSUs on the third anniversary of the Vesting Commencement Date.

During any authorized leave of absence, the service-based vesting of the Units as provided in this Notice shall be suspended after the leave of absence exceeds a period of 90 days. Service-based vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The service-based vesting of the Units shall be extended by the length of the suspension.

Long-Term PSU Vesting Schedules:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan, the Sub-Plan and the Award Agreement, in each case as described below, the long-term PSUs shall vest upon the first to occur of the following:

Earnings Per Share

The long-term PSUs shall vest if the Company’s compound annual growth rate for non-GAAP earnings per share for each fiscal year over the three-year period from 2022 through 2025 reaches 10% or if the Company’s non-GAAP earnings per share for any fiscal year reaches $1.00 during the EPS Performance Period (the “EPS Goal”). The long-term PSUs shall immediately vest on the date that the Board determines the EPS Goal was achieved, subject to the Grantee’s Continuous Service through such date.

“EPS Performance Period” means January 1, 2023 through December 31, 2025.

The Board shall determine achievement of the EPS Goal, in its sole discretion and the Board’s determinations shall be final and binding.

Annual Operating Margin

The long-term PSUs shall vest if the Company’s non-GAAP operating margin for any fiscal year reaches 20% during the AOM Performance Period (the “AOM Goal”) The long-term PSUs shall immediately vest on the date that the Board determines the AOM Goal was achieved, subject to the Grantee’s Continuous Service through such date.

“AOM Performance Period” means January 1, 2023 through December 31, 2025.

The Board shall determine achievement of the AOM Goal, in its sole discretion and the Board’s determinations shall be final and binding.

Revenue

The long-term PSUs shall vest if the Company’s compound annual growth rate for revenue for each fiscal year over the three-year period from 2022 through 2025 reaches 10% or if the Company’s revenue for any fiscal year reaches $180 million during the Revenue Performance Period (the “Revenue Goal”) The long-term PSUs shall immediately vest on the date that the Board determines the Revenue Goal was achieved, subject to the Grantee’s Continuous Service through such date.

“Revenue Performance Period” means January 1, 2023 through December 31, 2025.

The Board shall determine achievement of the Revenue Goal, in its sole discretion and the Board’s determinations shall be final and binding.

Absolute TSR

The Long-term PSUs shall vest if the Company’s Market Capitalization reaches and remains at or above $1.1 billion for 30 consecutive trading days, as determined after market close on the thirtieth such consecutive trading day, during the Absolute TSR Performance Period (the “Absolute TSR Goal”). The PSUs shall immediately vest on the date that the Board determines the Absolute TSR Goal was achieved, subject to the Grantee’s Continuous Service through such date.

“Market Capitalization” means total outstanding shares of common stock of the Company as of a given date multiplied by the closing price for the Company’s common stock as quoted by the NASDAQ Stock Market, subject to adjustment for stock splits, dividends, recapitalizations and the like.

“Absolute TSR Performance Period” means January 1, 2023 through December 31, 2025.

The Board shall determine achievement of the Absolute TSR Goal in its sole discretion and the Board’s determinations shall be final and binding.

The long-term PSUs will vest only if and to the extent that the Absolute TSR Goal, Revenue Goal, AOM Goal or the EPS Goal is achieved. In the event that neither the Absolute TSR Goal, Revenue Goal, AOM Goal nor the EPS Goal is achieved, the long-term PSUs shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed long-term PSUs and shall have all rights and interest in or related thereto without further action by the Grantee.

For purposes of this Notice and the Award Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. In the event of termination of the Grantee’s Continuous Service for any reason, including death or Disability, any unvested Units held by the Grantee immediately upon such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Award Agreement, the Plan and the Sub-Plan.

CEVA, Inc.,

a Delaware corporation

By: Yaniv Arieli

Title: CFO

Date of Signature: Date_Of_Signature_Manager

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE OR THE AWARD AGREEMENT SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Award Agreement as well as the Plan and the Sub-Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Award Agreement, the Plan and the Sub-Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Award Agreement, the Plan and the Sub-Plan. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice and the Award Agreement shall be resolved by the Administrator of the Plan in accordance with Section 8 of the Award Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the Award Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

To the extent an Approved 102 Option, as defined below, is designated above, the Grantee declares and acknowledges: (i) that he or she fully understand that Section 102 of the Ordinance and the rules and regulations enacted thereunder apply to the Award specified in this Notice and to him or her; and (ii) that he or she understands the provisions of Section 102, the tax track chosen and the implications thereof. In addition, the terms of the Award shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee (the “Trust Agreement”), as well as the requirements of the Israeli Income Tax Commissioner. The grant of the Award is conditioned upon the Grantee signing all documents requested by the Company, the Employer or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at Company’s offices.

Date of Signature: Date_Of_Signature_Employee

Grantee Name: Amir Panush

Exhibit A

The number of PSUs that vest (determined separately with respect to each category of PSU, with each category representing 50% of the PSUs) will be determined as follows (rounded down to the nearest whole share):

S&P Relative TSR PSUs

Company TSR Compared to S&P Semiconductors Select Industry Index (the “S&P Index”) TSR at End of the TSR Performance Period	% of S&P Relative TSR PSUs Earned	Number of Earned S&P Relative TSR PSUs

Below 90% of the S&P Index’s TSR	0%	0

Equal to 90% of the S&P Index’s TSR	90%	4,907

91% to 99% of the S&P Index’s TSR	91% to 99%	4,962 to 5,398

Equal to the S&P Index’s TSR	100%	5,452

110% of the S&P Index’s TSR	130%	7,088 (the “Maximum S&P Relative TSR PSUs”)

If, at the end of the TSR Performance Period, the Company’s TSR is greater than the S&P Index’s TSR but less than 110% of the S&P Index’s TSR, the Earned S&P Relative TSR PSUs will increase by 3% for each 1% increase in the Company’s TSR above the S&P Index’s TSR. To the extent the relevant TSR is not a whole percentage, the number of Earned S&P Relative TSR PSUs will be determined by applying linear interpolation.

For example, the Earned S&P Relative TSR PSUs would equal 5,589 if the average of the S&P Index’s TSR at the end of the TSR Performance Period is 20% and the Company’s TSR at the end of the TSR Performance Period is 21%, subject to the three-year service-based vesting period discussed above.

Russell Relative TSR PSUs

Company TSR Compared to Russell 2000 Index (the “ Russell Index”) TSR at End of the TSR Performance Period	% of Russell Relative TSR PSUs Earned	Number of Earned Russell Relative TSR PSUs

Below 90% of the Russell Index’s TSR	0%	0

Equal to 90% of the Russell Index’s TSR	90%	0

91% to 99% of the Russell Index’s TSR	91% to 99%	4,907

Equal to the Russell Index’s TSR	100%	4,962 to 5,398

110% of the Russell Index’s TSR	130%	7,088 (the “Maximum Russell Relative TSR PSUs”)

If, at the end of the TSR Performance Period, the Company’s TSR is greater than the Russell Index’s TSR but less than 110% of the Russell Index’s TSR, the Earned Russell Relative TSR PSUs will increase by 3% for each 1% increase in the Company’s TSR above the Russell Index’s TSR. To the extent the relevant TSR is not a whole percentage, the number of Earned Russell Relative TSR PSUs will be determined by applying linear interpolation.

For example, the Earned Russell Relative TSR PSUs would equal 5,589 if the average of the Russell Index’s TSR at the end of the TSR Performance Period is 20% and the Company’s TSR at the end of the TSR Performance Period is 21%, subject to the three-year service-based vesting period discussed above.

License Revenue PSUs

Percentage of 2023 License Revenue Target Achieved	% of License Revenue PSUs Earned	Number of Earned License Revenue PSUs

Below 90%	0%	0

90%	90%	9,814

91% to 99%	91% to 99%	9,924 to 10,796

100%	100%	10,905

110%	130%	14,177 (the “Maximum Earned License Revenue PSUs”)

If the Company’s 2023 License Revenue is greater than 100% of the 2023 License Revenue Target but less than 110% of the 2023 License Revenue Target, the Earned License Revenue PSUs will increase by 3% for each 1% increase in the 2023 License Revenue Target achieved. To the extent that the 2023 License Revenue Target is achieved at a level that is not a whole percentage, the percentage of the License Revenue PSUs that become Earned License Revenue PSUs will be determined by applying linear interpolation.

For example, the Earned License Revenue PSUs would equal (i) 10,360 if the Company achieves 95% of the 2023 License Revenue Target and (ii) 12,214 if the Company achieves 104% of the 2023 License Revenue Target, subject to the three-year service-based vesting period discussed above.

CEVA, INC.

EMPLOYMENT INDUCEMENT AWARD

RESTRICTED AND PERFORMANCE STOCK UNIT AWARD AGREEMENT-
FOR ISRAELI RESIDENT GRANTEES

1.    Grant of Restricted and Performance Stock Units. CEVA, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Restricted and Performance Stock Unit Award for Israeli Resident Grantees (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units, Short-Term Performance Stock Units and Long-Term Performance Stock Units set forth in the Notice (the “Units”), subject to the terms and provisions of the Notice and this Award Agreement for Israeli Resident Grantees (the “Award Agreement”). This Award is being granted to Grantee as an “employment inducement award” under NASDAQ Listing Rule 5635 (c) (4), outside of the CEVA, Inc. 2011 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Israeli Sub-Plan of the Plan (the “Sub-Plan”). Notwithstanding that this Award is being granted outside of the Plan, except as expressly provided otherwise, the Award will be governed in a manner consistent with the terms and conditions of the Plan and the Sub-Plan, which are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Plan or the Sub-Plan.

2.    Conversion of Units and Issuance of Shares.

(a)    General. Subject to Sections 2(b) and 2(c), one share of common stock of the Company (the “Company Stock”) shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting. Immediately thereafter, or as soon as administratively feasible, the Company will deliver the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations, or, in the case of Approved 102 Option, to the Trustee. Notwithstanding the foregoing, the relevant number of Shares shall be delivered to the Grantee or, in the case of Approved 102 Option, to the Trustee no later than March 15th of the year following the calendar year in which the Award vests.

(b)    Delay of Conversion. The conversion of the Units into the Shares under Section 2(a) above may be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 2(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law. For purposes of this Section 2(b), the issuance of the Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Internal Revenue Code of 1986, as amended (the “Code”) is not considered a violation of Applicable Law.

(c)    Delay of Issuance of Shares. The Company shall delay the delivery of any Shares under this Section 2 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be delivered on the first business day following the expiration of such six (6) month period.

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3.    Taxes.

(a)    Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant or vesting, or delivery of Shares under, the Award or the subsequent sale of Shares acquired under the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. No Shares will be delivered to the Grantee or other person under the Award until the Grantee or other person has made arrangements acceptable to the Administrator and/or the Trustee, as applicable, for the satisfaction of applicable income tax, employment tax and any other withholding obligations.

(b)    Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), Grantee must arrange for the satisfaction of the minimum amount of the Tax Withholding Obligation in a manner acceptable to the Company.

(i)    By Share Withholding. If permissible under Applicable Law, Grantee authorizes the Company to, in its sole discretion, withhold from those Shares otherwise issuable to Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. Grantee acknowledges that the withheld Shares may not be sufficient to satisfy Grantee’s minimum Tax Withholding Obligation. Accordingly, Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii)    By Sale of Shares. Unless Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Grantee’s acceptance of this Award constitutes Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for this purpose to, upon the exercise of Company’s sole discretion, sell on Grantee’s behalf a whole number of Shares from those Shares issuable to Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation (“Tax Obligation Sale”). These Shares will be sold on the day the Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. Grantee will be responsible for all broker’s fees and other costs related to a Tax Obligation Sale, and Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any Tax Obligation Sale. To the extent the proceeds of a Tax Obligation Sale exceed Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay the excess in cash to Grantee. Grantee acknowledges that the Company or its designee is under no obligation to arrange for a Tax Obligation Sale at any particular price, and that the proceeds of any Tax Obligation Sale may not be sufficient to satisfy Grantee’s minimum Tax Withholding Obligation. Accordingly, Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by a Tax Obligation Sale.

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(iii)    By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or a fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), Grantee may elect to satisfy Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to an account specified by the Company, (y) delivery of a certified check payable to the Company, or (z) any other means as is specified from time to time by the Administrator.

(iv)    Additional Options. The Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to Grantee by the Company and/or a Related Entity. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, Grantee agrees to pay the Company the amount of the deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Grantee is an employee of the Company at that time.

(c)    Tax Consultation. The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving or converting Units hereunder. The Company and/or the Employer do not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

4.    Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution and may be converted during the lifetime of the Grantee only by the Grantee. With respect to any Units granted under the provisions of Section 102 of the Ordinance, Shares resulting from their conversion and any additional rights, including bonus shares that may be distributed to the Grantee in connection with the Units (the “Additional Rights”), which will be allocated to the Trustee on behalf of the Grantee according to the provisions of Section 102 of the Ordinance and the Rules (the “Approved 102 Option”), a Grantee shall not sell, assign, transfer, give as a collateral or any right that would be given to any third party or release from trust any Share received upon the conversion of an Approved 102 Option and/or any Additional Right, until at least the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulations or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee. At the end of the Holding Period, the Units, Shares or any Additional Rights may be transferred to the Grantee upon his demand, but only under the condition that the tax due in accordance with Section 102 and the Rules is paid to the satisfaction of the Trustee and the Company. With respect to an Unit granted pursuant to Section 102(c) of the Ordinance, including Additional Rights in respect thereof, if the Grantee ceases to be employed by the Employer, the Grantee shall extend to the Company and/or the Employer a security or guarantee for the payment of tax (including social security taxes and health insurance taxes) due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the Rules.

5.    Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Company Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee or, in the case of Approved 102 Option, to the Trustee.

6.    Entire Agreement: Governing Law. The Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice or this Award Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice and this Award Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, provided that that the tax treatment and the tax rules and regulations applying hereto shall be the Ordinance and Rules or the Code, as applicable. Should any provision of the Notice or this Award Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

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7.    Construction. The captions used in the Notice and this Award Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8.    Administration and Interpretation. This Award shall be administered in accordance with the terms of the Plan. Any question or dispute regarding the administration or interpretation of the Notice or this Award Agreement shall be submitted by the Grantee or by the Company to the Administrator of the Plan. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9.    Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 4 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice or this Award Agreement shall be brought in the United States District Court in the State of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

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